UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 21, 2007
Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 East Market Street Warren, Ohio	44484

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2007, Stoneridge, Inc. (the "Company") announced internally that Edward F. Mosel, Vice President of the Company, and President of the Company’s Control Devices division, will resign as an employee and officer of the Company on June 29, 2007. On May 22, 2007 the Company and Mr. Mosel entered into a Severance Agreement and Release pursuant to which Mr. Mosel has agreed for a period of one year following his resignation to cooperate with Company at reasonable times with regard to matters of which he has historical knowledge. In addition, the agreement contains confidentiality, non-inducement and non-competition covenants and a release from Mr. Mosel. The Company has agreed to pay Mr. Mosel severance payments of $330,000 payable over a 24-month period commencing in January 2008, to accelerate the vesting on 10,881 time-based restricted common shares, and to reimburse Mr. Mosel for COBRA premiums for 18 months. A copy of the Severance Agreement and Release is attached as Exhibit 99.1.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.
Date: May 25, 2007	/s/ George E. Strickler
George E. Strickler, Executive Vice President,
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)